                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-61862 and 333-100648) and Form S-8 (Nos. 333-108767, 333-99729, 333-75406, 333-49656, 333-33464, 333-30518, 333-74343,
333-45425 and 333-04131) of ScanSoft, Inc. of our report dated February 26, 2004, relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 26, 2004 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 15, 2004